UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2006

WESTLAND DEVELOPMENT CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

New Mexico

(State or Other Jurisdiction of Incorporation)

0-7775	85-0165021
(Commission File Number)	(IRS Employer Identification No.)

401 Coors Blvd., NW Albuquerque, New Mexico	87121
(Address of Principal Executive Offices)	(Zip Code)

(505) 831-9600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 5, 2006, Westland Development Co., Inc. (“Westland”) and SHNM Acquisition Corp. (“SHNM”) entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Agreement”) which amended the existing Agreement and Plan of Merger (the “Original Agreement”) initially entered into between Westland and SHNM on February 24, 2006. Pursuant to the Amended Agreement, the merger consideration to be received by Westland shareholders in the merger was increased from $266.23 to $305.00 per share in cash. The new purchase price represents an increase of $38.77 (or 14.6%) over the price agreed upon in the Original Merger Agreement.

The Amended Agreement also modified the Original Agreement in several respects, including the following: (a) providing for the prompt reimbursement by SHNM of up to $3 million in expenses incurred by Westland upon the presentation of reasonable substantiating information; (b) requiring the surviving company in the merger to contribute to a charitable trust formed by Westland 100% of the royalties, if any, received under Westland’s existing oil and gas leases, and 50% of the royalties, if any, received from oil and gas leases entered into by Westland after the effective time of the merger; (c) permitting Westland to enter into certain contracts related to the future development of the Petroglyphs without the consent of SHNM; and (d) increasing the termination fee payable by Westland in certain circumstances to $10 million, to match the termination fee proposed in a competing offer described below.

Westland and SHNM amended the Original Agreement after Westland received an offer (the “SunCal Offer”) on May 30, 2006 from SunCal Companies that Westland’s board of directors determined to be a “Superior Proposal” (as that term is defined in the merger agreement with SHNM). After being presented with the Amended Agreement, Westland’s board of directors determined that the SunCal Offer was no longer a “Superior Proposal” and rejected it. On June 1, 2006, Westland also received an indication of interest from NM Land Acquisition, LLC, which proposed to acquire Westland for $301.92 per share (the “NM Proposal”). In light of the Amended Agreement, Westland’s board of directors determined that the NM Proposal was also not a “Superior Proposal” and rejected it as well.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement, which is attached as Exhibit 2.1 hereto, and Westland’s press release relating to the Amended Agreement, which is attached as Exhibit 99.1. hereto, both of which are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger, dated June 5, 2006, by and between Westland Development Co., Inc. and SHNM Acquisition Corp.

99.1	Press Release dated June 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAND DEVELOPMENT CO., INC.

Dated: June 5, 2006	By:	/s/ Barbara Page
Barbara Page
Title: President and C.E.O.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger, dated June 5, 2006, by and between Westland Development Co., Inc. and SHNM Acquisition Corp.

99.1	Press Release dated June 5, 2006.